Exhibit 10.42

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

FIRST AMENDMENT TO

MASTER REPURCHASE AGREEMENT

THIS FIRST AMENDMENT, dated as of June 24, 2015, amends and modifies a certain Master Repurchase Agreement, dated as of March 24, 2015, as amended pursuant to [other amendments] (as so amended, the “Master Repurchase Agreement”), between GUILD MORTGAGE COMPANY, GUILD MORTGAGE COMPANY, LLC (the “Sellers”) and U.S. BANK NATIONAL ASSOCIATION (the “Buyer”). Terms not otherwise expressly defined herein shall have the meanings set forth in the Master Repurchase Agreement.

FOR VALUE RECEIVED, the Sellers and the Buyer agree that the Master Repurchase Agreement is amended as follows.

ARTICLE I - AMENDMENTS TO THE MASTER REPURCHASE AGREEMENT

1.1 Purchase Commitment Amount. The definition of “Purchase Commitment Amount” in Section 1.1 is amended to read as follows:

‘‘‘Purchase Commitment Amount’ means the maximum Purchase Price for all Open Transactions, other than Transactions constituting Discretionary Purchases, which may from time to time be outstanding, being [***], as such amounts may be reduced from time to time pursuant to Section 2.3.”

1.2 Marginable Assets. A definition of “Marginable Assets” is added to Section 1.1 and shall read as follows:

‘‘‘Marginable Assets’ means the sum of the consolidated balance sheet value of (a) all of Sellers’ and their Subsidiaries’ assets that are subject to financing or other arrangements that allow the counterparty to make margin calls or demand if such assets decline in value, including Mortgage Loans held for sale, Servicing Rights (excluding Servicing Rights to Purchased Mortgage Loans and Mortgage Loans subject to finance or purchase under other Warehouse Finance Agreements), and (b) interest rate lock commitments and other financial derivative instruments (net of derivative liabilities).

1.3 Liquid Assets. Section 9.17 is amended to read as follows:

“Section 9.17 Liquid Assets. Permit Liquid Assets to be less than the greater of (x) [***] of the average of Sellers’ Marginable Assets on the last Business Days of the current month and the two preceding months, or (y) [***], at any time.

The Sellers and the Buyer have agreed that the amendment to Section 9.17 shall be effective as of May 31, 2015 and shall be applied to and reported on the Compliance Certificate for such date.

1.4 Exhibit B – Approved Investors. Exhibit B to the Master Repurchase Agreement is replaced by Exhibit B [Omitted pursuant to Item 601(a)(5) of Regulation S-K] attached to this Amendment.

1.5 Compliance Certificate. Exhibit D to the Master Repurchase Agreement is replaced by Exhibit D [Omitted pursuant to Item 601(a)(5) of Regulation S-K] attached to this Amendment.

1.6 Construction. All references in the Master Repurchase Agreement to “this Agreement”, “herein” and similar references shall be deemed to refer to the Master Repurchase Agreement as amended by this Amendment.

ARTICLE II - REPRESENTATIONS AND WARRANTIES

To induce the Buyer to enter into this Amendment and to make and maintain the Purchases of Mortgage Loans under the Master Repurchase Agreement as amended hereby, the Sellers hereby warrant and represent to the Buyer that they are duly authorized to execute and deliver this Amendment, and to perform its obligations under the Master Repurchase Agreement as amended hereby, and that this Amendment constitutes the legal, valid and binding obligation of the Sellers, enforceable in accordance with its terms.

ARTICLE III - CONDITIONS PRECEDENT

This Amendment shall become effective on the date first set forth above, provided, however, that the effectiveness of this Amendment is subject to the satisfaction of each of the following conditions precedent:

3.1 Warranties. Before and after giving effect to this Amendment, the representations and warranties in Article VII of the Master Repurchase Agreement shall be true and correct as though made on the date hereof, except for changes that are permitted by the terms of the Master Repurchase Agreement. The execution by the Sellers of this Amendment shall be deemed a representation that the Sellers have complied with the foregoing condition.

3.2 Defaults. Before and after giving effect to this Amendment, no Default and no Event of Default shall have occurred and be continuing under the Master Repurchase Agreement. The execution by the Seller of this Amendment shall be deemed a representation that the Sellers have complied with the foregoing condition.

3.3 Documents. The Sellers shall have executed and delivered this Amendment.

ARTICLE IV - GENERAL

4.1 Expenses. The Sellers agree to reimburse the Buyer upon demand for all reasonable expenses (including reasonable attorneys’ fees and legal expenses) incurred by this Buyer in the preparation, negotiation and execution of this Amendment and any other document required to be furnished herewith, and in enforcing the obligations of the Sellers hereunder, and to pay and save the Buyer harmless from all liability for, any stamp or other taxes which may be payable with respect to the execution or delivery of this Amendment, which obligations of the Sellers shall survive any termination of the Master Repurchase Agreement.

4.2 Counterparts. This Amendment may be executed in as many counterparts as may be deemed necessary or convenient, and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original but all such counterparts shall constitute but one and the same instrument.

4.3 Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction.

4.4 Law; Consent to Jurisdiction; Waiver of Jury Trial. This Amendment shall be a contract made under the laws of the State of Minnesota, which laws shall govern all the rights and duties hereunder. This Amendment shall be subject to the Consent to Jurisdiction and Waiver of Jury Trial provisions of the Master Repurchase Agreement.

4.5 Successors; Enforceability. This Amendment shall be binding upon the Sellers and the Buyer and their respective successors and assigns, and shall inure to the benefit of the Sellers and the Buyer and the successors and assigns of the Buyer. Except as hereby amended, the Master Repurchase Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed at Minneapolis, Minnesota by their respective officers thereunto duly authorized as of the date first written above.

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Timothy C. Hayes

Title	Vice President

GUILD MORTGAGE COMPANY

By:

Title

GUILD MORTGAGE COMPANY, LLC

By:

Title

(signature page to First Amendment)

U.S. BANK NATIONAL ASSOCIATION

By:

Title

GUILD MORTGAGE COMPANY

By:	/s/ Terry L. Schmidt
Terry L. Schmidt

Title	EVP & CFO

GUILD MORTGAGE COMPANY, LLC

By:	/s/ Terry L. Schmidt
Terry L. Schmidt

Title	SVP & CFO

(signature page to First Amendment)